[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP APPEARS HERE]

                                                                   Exhibit 15
                                                                   ----------
Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Commissioners:


We are aware that our report dated May 17, 1999, except for the information in
Note 2 as to which the date is February 16, 2000, on our review of the interim consolidated financial information of The Limited, Inc. and Subsidiaries (the "Company") as of and for the thirteen-week period ended May 1, 1999 and included in this Form 10-Q/A is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829,
33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049, 33-22844,
33-44041, 33-49871, 333-04927, 333-04941, and the registration statements on
Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832, and 33-53366. Pursuant
to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio

April 14, 2000